Exhibit 5.1

WOODBURN AND WEDGE

ATTORNEYS AND COUNSELORS AT LAW
SIERRA PLAZA
6100 NEIL ROAD, SUITE 500
RENO, NEVADA 89511-1149
TELEPHONE (775) 688-3000
Facsimile (775) 688-3088

Gregg P. Barnard

E-MAIL:  gbarnard@woodburnandwedge.com

DIRECT DIAL:  (775) 688-3025

February 6, 2008

Particle Drilling Technologies, Inc.

808 Travis, Suite 850

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special Nevada counsel to Particle Drilling Technologies, Inc., a Nevada corporation (the “Company”), in connection with the Company’s filing on the date hereof of a Registration Statement on Form S-3, (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the registration of a presently indeterminate aggregate amount of (i) the Company’s common stock, par value $0.001 per share, as described in the Registration Statement (the “Common Stock”), (ii) warrants representing rights to purchase any securities of the Company as described in the Registration Statement (the “Warrants”); (iii)  stock purchase contracts representing obligations to purchase shares of the Company’s Common Stock or other securities, as described in the Registration Statement (the “Stock Purchase Contracts”); (iv) subscription rights representing obligations to purchase shares of the Company’s Stock or other securities as described in the Registration Statement (the “Subscription Rights”) and (v) stock purchase units which may be comprised of a combination rights to purchase Common Stock, Warrants, Stock Purchase Contract and Subscription Rights as described in the Registration Statement (the “Stock Purchase Units”) all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $20,000,000. The Warrants, Stock Purchase Contracts, Subscription Rights and Stock Purchase Units are hereinafter collectively referred to as the “Securities”.

In connection with rendering this opinion, we have examined or are familiar with the Articles of Incorporation of the Company, as amended to the date hereof, the Bylaws of the Company, as amended to the date hereof, the corporate proceedings with respect to the authorization of the Registration Statement, and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.  As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the Registration Statement and the aforesaid records, certificates and documents.

As provided in the Registration Statement, the Securities, if issued, shall be issued pursuant to one or more respective written agreements (each a “Securities Agreement”). We are informed by the Company and our opinions expressed below assume that, each written agreement evidencing the issuance of a Warrant, Stock Purchase Contract, Subscription Right and Stock Purchase Unit will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective and the particular terms of any series of Warrant, Stock Purchase Contract, Subscription Right and Stock Purchase Unit, as applicable, will be set forth in a supplement to the prospectus forming a part of the Registration Statement.  With respect to our opinion in paragraph 2., below, we assume that the Company has sufficient authorized, unissued and unreserved shares of Common Stock (or will validly amend the Company’s Articles of Incorporation to authorize a sufficient number of shares of Common Stock) available for issuance as provided in the Registration Statement and any related amendment thereto or prospectus supplement.

Subject to the foregoing and the additional qualifications, limitations and additional assumptions set forth below, we are of the opinion that:

1.                                       The Company is a corporation duly organized and legally existing under the laws of the State of Nevada and is in good standing under said laws.

2.                                       The Common Stock will be validly issued, fully paid and nonassessable, when:

(a)                                  such Common Stock is specifically authorized for issuance and sale by action, resolutions or consent duly adopted by the Board of Directors and, to the extent required, the stockholders of the Company (“Authorizing Resolutions”) approving the pricing, adequacy of consideration and the rights, preferences, privileges, restrictions, terms and conditions thereof;

(b)                                 the terms of the offer, issuance and sale of shares of  Common Stock have been duly established in conformity with the Company’s Articles of Incorporation, Bylaws, the Authorizing Resolutions, and as authorized by the approval of the stockholders of the Company, if such approval is so required;

(c)                                  compliance with the Securities Act and action of the Securities and Exchange Commission permitting the Registration Statement to become effective; and

(d)                                 the Company has received the consideration provided for in the applicable Authorizing Resolutions.

3.                                       The Securities will constitute valid and legally binding obligations of the Company, to the extent that Nevada law governs such issues, when:

(a)                                  such Securities are specifically authorized for issuance by Authorizing Resolutions which include the terms upon which the Securities are to be issued, their form and content and the consideration for which shares or other securities are to be issued in connection therewith;

(b)                                 the respective Securities Agreements relating to the Securities have been duly authorized, executed and delivered and are enforceable in accordance with their terms;

(c)                                  the terms of the offer, issuance and sale of such Securities have been duly established in conformity with the applicable Securities Agreement;

(d)                                 the applicable Securities Agreement and the offer, issuance and sale of the applicable Securities does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

(e)                                  the applicable Securities have been duly executed and countersigned in accordance with the applicable Securities Agreement and offered, issued and sold as contemplated in the Registration Statement (and any amendment thereto, including any prospectus supplement), the applicable Authorizing Resolutions and the applicable Securities Agreement; and

(f)                                    the Company has received the consideration for the Securities provided for in the applicable Authorizing Resolutions.

Our opinion set forth in paragraph 3 is subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

We offer no advice and express no opinion as to any provision contained in or otherwise made a part of the Securities or Securities Agreements described herein (i) providing for rights of indemnity or contribution, (ii) purporting to waive (or having the effect of waiving) any rights under the Constitution or laws of the United States of America or any state, (iii) providing for, or having the effect of, releasing any person prospectively from liability for its own wrongful or negligent acts, or breach of such documents and instruments, (iv) specifying the jurisdiction the laws of which shall be applicable thereto or specifying or limiting the jurisdictions before the courts of which cases relating to the securities may be brought, (v) restricting access to legal or equitable remedies, (vi) providing that the failure to exercise any right, remedy or option under the securities shall not operate as a waiver thereof, (vii) to the effect that amendments, waivers and modifications to the securities may only be made in writing, (viii) purporting to establish any evidentiary standard, (ix) granting any power of attorney, (x) purporting to waive or otherwise affect any right to receive notice, or (xi) purporting to restrict competition. We offer no opinion as to any stock or security which any of the Securities may be exercisable for, convertible into, include in or to be purchased pursuant to the applicable Securities Agreements.

The foregoing opinion is limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated.  We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this letter.  We are members of the bar of the State of Nevada.  We express no opinion as to the effect and application of any United States federal law, rule or regulation or any federal or state securities laws of any state, including the State of Nevada.  We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of Nevada as presently in effect.

We hereby consent:

1.                                       To being named in the Registration Statement and in any amendments thereto as counsel for the Company;

2.                                       To the statements with reference to our firm made in the Registration Statement of the Company on Form S-3; and

3.                                       To the filing of this opinion as an exhibit to the Registration Statement.

In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

WOODBURN and WEDGE

By:	/s/ GREGG P. BARNARD
Gregg P. Barnard